Exhibit (d)(18)
FUND MANAGEMENT AGREEMENT
     This AGREEMENT by and among Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Highland Capital Management, L.P. (“Fund Manager”), a Delaware limited partnership, and Pacific Life Funds, a Delaware Statutory Trust (the “Trust”) is made effective the 1st day of July, 2008.
     WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);
     WHEREAS, the Fund Manager is registered with the SEC as an investment adviser under the Advisers Act;
     WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various Funds of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a Fund Manager to discharge the Investment Adviser’s responsibilities with respect to the investment management of such Funds, a copy of which has been provided to the Fund Manager and is incorporated herein by reference;
     WHEREAS, the Trust and the Investment Adviser desire to retain the Fund Manager to furnish investment advisory services to one or more Funds of the Trust, and the Fund Manager is willing to furnish such services to such Funds and the Investment Adviser in the manner and on the terms hereinafter set forth; and
     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Investment Adviser, and the Fund Manager as follows:
     1. Appointment. The Trust and the Investment Adviser hereby appoint Highland Capital Management, L.P., to act as Fund Manager to provide investment advisory services to the Funds of the Trust listed on Exhibit A attached hereto (hereinafter the “Funds”) for the periods and on the terms set forth in this Agreement. The Funds will only be sold through the Pacific Life Funds fund-of-funds, currently called Portfolio Optimization Funds. The Fund Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
     In the event the Investment Adviser wishes to retain the Fund Manager to render investment advisory services to one or more Funds of the Trust other than the Fund, the Investment Adviser shall notify the Fund Manager in writing and shall revise Exhibit A to reflect such additional Fund(s). If the Fund Manager is willing to render such services, it shall notify the Trust and the Investment Adviser in writing, whereupon such Fund shall become a Fund hereunder, and be subject to this Agreement.

     2. Fund Manager Duties. Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Investment Adviser, the Fund Manager will provide a continuous investment program for the Funds and determine the composition of the assets of the Funds. The Fund Manager will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund’s assets by determining the securities, cash and other investments, including futures and options contracts, if any, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Funds, when these transactions should be executed, and what portion of the assets of the Funds should be held in the various securities and other investments in which it may invest, and the Fund Manager is hereby authorized to execute and perform such services on behalf of the Funds. To the extent permitted by the written investment policies of the Funds, the Fund Manager shall make decisions for the Funds as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Funds. The Fund Manager is authorized to and shall exercise tender offers, exchange offers and vote proxies on behalf of each Fund, each as the Fund Manager determines is in the best interest of the Fund.
     In performing these duties, the Fund Manager:
          (a) will conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC to the Trust, to the Investment Adviser (as provided to the Fund Manager by the Investment Adviser), or to the Fund Manager), (2) all other applicable federal and state laws and regulations pertaining to registered investment companies, (3) any applicable written procedures, policies and guidelines adopted by the Board and furnished to the Fund Manager, (4) the Trust’s objectives, investment policies and investment restrictions as stated in the Trust’s Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Fund Manager, (5) the provisions of the Trust’s Registration Statement filed on Form N-1A under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended from time to time (the “Registration Statement”), (6) Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), (7) any other applicable laws and regulations, including without limitation, proxy voting regulations. Until the Investment Adviser delivers any supplements or amendments to the Fund Manager, the Fund Manager shall be fully protected in relying on the Trust’s Registration Statement previously furnished by the Investment Adviser to the Fund Manager. In managing the Funds in accordance with the requirements of this Section 2, the Fund Manager shall be entitled to receive and act upon advice of counsel to the Trust, to the Investment Adviser or to the Fund Manager that is also acceptable to the Investment Adviser.
          (b) will (i) identify each position in the Funds that constitutes stock in a Passive Foreign Investment Company (“PFIC”), as that term is defined in Section 1296 of the Code, and (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall request) of any stock in a PFIC.

          (c) is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Funds, for broker-dealer and futures commission merchant (“FCM”) selection, and for negotiation of commission rates. The Fund Manager’s primary consideration in effecting a security or other transaction will be to obtain the best execution for the Funds, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time and furnished to the Fund Manager. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Fund Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Funds to pay a broker or dealer, acting as agent, for effecting a Fund’s transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Fund Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Fund Manager’s (or its affiliates’) overall responsibilities with respect to the Funds and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule lla2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Fund Manager is further authorized to place orders on behalf of the Funds through the Fund Manager if the Fund Manager is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission (“CFTC”), through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or through such brokers and dealers that also provide research or statistical research and material, or other services to the Funds or the Fund Manager. Such allocation shall be in such amounts and proportions as the Fund Manager shall determine consistent with the above standards, and, upon request, the Fund Manager will report on said allocation to the Investment Adviser and Board, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor. The Fund Manager is authorized to open brokerage accounts on behalf of the Funds in accordance with Trust procedures. The Fund Manager shall not direct brokerage to any broker-dealer in recognition of, or otherwise take into account in making brokerage allocation decisions, sales of shares of the Funds or of any other investment vehicle by that broker-dealer.
          (d) may, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement as furnished to the Fund Manager. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Fund Manager in a manner that is fair and equitable and consistent with the Fund Manager’s fiduciary obligations to the Funds and to such other clients.
          (e) will, in connection with the purchase and sale of securities for the Funds, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Trust, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, SEDOL, or other numbers that identify securities to be purchased or sold on behalf of the Funds, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Funds, and with respect to Fund securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and recordkeeping agent, and, if required, the Investment Adviser. The Fund Manager agrees to comply with such rules, procedures and time frames as the Trust’s custodian may reasonably set or provide with respect to the clearance and settlement of transactions for a Fund, including but not limited to submission of trade tickets; provided that the custodian follows Loan Syndication and Trading Association or other standardized clearance and settlement guidelines. Any Fund assets shall be delivered directly to the Trust’s custodian, or in the case of loans, copies of sufficient documentation as the Investment Adviser, custodian and Fund Manager may agree from time to time, to demonstrate the purchase, ownership or sale, as applicable, of loans.
          (f) will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust’s valuation procedures and/or the Registration Statement, the value of any Fund securities or other assets of the Funds for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Fund Manager or identifies for review by the Fund Manager. Such reasonable assistance shall include (but is not limited to): (i) designating and providing timely access, on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Fund Manager who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board’s Valuation Committee convenes; (ii) notifying the Investment Adviser in the event any Fund security’s value does not appear to reflect corporate actions, news, significant events or such security otherwise requires review to determine if fair valuation is necessary under the Trust’s procedures; (iii) applying to the Fund’s assets the procedures of the Fund Manager used for valuing the assets held by other accounts under management of the Fund Manager and notifying the Investment Adviser of the valuation of such assets determined under such procedures, including in the event that the application of such procedures would result in a determination of fair value with respect to any asset held by the Funds where a market quotation is not readily available or is deemed to be unreliable with respect to such asset; (iv) upon the request of the Investment Adviser or custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Funds; (v) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Trust’s valuation procedures, as they may be amended from time to time; and (vi) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records.
          (g) will maintain and preserve such records related to each Fund’s transactions as required under the 1940 Act and the Advisers Act. The Fund Manager will make available to the Trust and the Investment Adviser promptly upon request, any of the Fund’s investment records and ledgers maintained by the Fund Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust), as are necessary to assist the Trust and the Investment Adviser in complying with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.
          (h) will regularly report to the Board on the investment program for the Funds and the issuers and securities represented in the Funds, and will furnish the Board, with respect to the Funds, such periodic and special reports as the Board and the Investment Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of each Fund, a quarterly compliance checklist, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-l, 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, IOs/POs, confirmation of the liquidity of all other securities in the Funds, and compliance with the Fund Manager’s Code of Ethics, and such other reports or certifications that the Investment Adviser may reasonably request from time to time.
          (i) will adopt a written Code of Ethics complying with the requirements of Rule 17j-l under the 1940 Act and Rule 204A-l under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics, together with evidence of its adoption. Within 30 days of the end of each calendar quarter during which this Agreement remains in effect, an officer of the Fund Manager shall certify to the Investment Adviser that the Fund Manager has complied with the requirements of Rule 17j-l during the previous calendar quarter and that there have been no violations of the Code of Ethics or, if a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Fund Manager shall permit representatives of the Investment Adviser and the Trust to examine the reports (or summaries of the reports) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics.
          (j) will provide to the Investment Adviser a copy of the Fund Manager’s Form ADV, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board) including any portion which contains disclosure of legal or regulatory actions. The Fund Manager represents and warrants that it is a duly registered investment adviser under the Advisers Act and will notify the Investment Adviser immediately if any action is brought by any regulatory body which would affect that registration. The Fund Manager will provide a list of persons whom the Fund Manager wishes to have authorized to give written and/or oral instructions to Custodians of assets for the Funds.
          (k) will be responsible for the preparation and filing of Schedule 13G and Form 13F with respect to the assets of the Funds reflecting holdings over which the Fund Manager and its affiliates have investment discretion.
          (l) will not permit any employee of the Fund Manager to have any material involvement with the management of the Funds if such employee has:
               (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of Trusts or securities, (c)

involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person’s conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act;
               (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.
          (m) will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities or obtaining investment licenses in various countries or the opening of custody accounts and dealing with settlement agents in various countries, and will keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Board has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Investment Adviser will not disclose or use any records or information with respect to the Fund Manager obtained pursuant to this Agreement, in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.
          (n) will assist the Investment Adviser, the Trust, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Fund Manager hereunder. Specifically, and without limitation to the foregoing, the Fund Manager agrees to provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-Qs, N-SARs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust.
          (o) is, along with its affiliated persons, permitted to enter into transactions with the other Funds of the Trust and affiliated persons of those other Funds of the Trust (collectively, the “Other Funds”). In doing so, the Fund Manager is prohibited from consulting with the Investment Adviser or the Fund Managers of these Other Funds concerning securities transactions of the Funds except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.
          (p) will exercise voting rights with respect to securities held by a Fund in accordance with written policies and procedures adopted by the Fund Manager, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related SEC guidance relating to such statutes and regulations (collectively, “Proxy Voting Policies and Procedures”). The Fund Manager shall vote proxies on behalf of each Fund in a manner deemed by the Fund Manager to be in the best interests of each Fund pursuant to the Fund Manager’s written Proxy Voting Policies and Procedures. The Fund Manager shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement. The Fund Manager shall report to the Investment Adviser in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Fund Manager shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statues and regulations.
          (q) will provide reasonable assistance to the Trust and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-l under the 1940 Act. Specifically, the Fund Manager represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Fund Manager’s compliance program, which access shall include on-site visits with the Fund Manager as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-l, the Fund Manager agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Fund Manager’s compliance program.
          (r) will comply with the Trust’s policy on selective disclosure of holdings of the Trust (the “Selective Disclosure Policy”), as provided in writing to the Fund Manager and as may be amended from time to time. The Fund Manager agrees to provide a certification with respect to compliance with the Trust’s Selective Disclosure Policy as may be reasonably requested by the Trust from time to time.
          (s) will notify the Investment Adviser promptly in the event that, in the judgment of the Fund Manager, Fund share transaction activity becomes disruptive to the ability of the Fund Manager to effectively manage the assets of a Fund consistent with the Fund’s investment objectives and policies.
          (t) will provide assistance as may be reasonably requested by the Investment Adviser in connection with compliance by the Funds with any current or future legal and regulatory requirements related to the services provided by the Fund Manager hereunder.
          (u) will provide such certifications to the Trust as the Trust or the Investment Adviser may reasonably request related to the services provided by the Fund Manager hereunder,

including (but not limited to) certifications of compliance with Trust procedures, the Registration Statement, and applicable securities regulations,
          (v) will process class action paperwork for any security held within the portfolio managed by Fund Manager during its management at the direction of the Investment Adviser, as the Investment Adviser may direct from time to time.
          (w) will provide reasonable assistance to the Investment Adviser with respect to the annual audit of the Trust’s financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations (in particular with respect to investments in loans (including participations and assignments) and all derivatives, including swaps); (ii) providing copies of all documentation relating to investments in loans (including participations and assignments) and derivative contracts, within a reasonable time after the execution of such documentation; (iii) providing assistance in obtaining trade confirmations in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) obtaining market quotations for investments (including investments in loans (including participations and assignments) and derivatives) that are not readily ascertainable in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such market quotations through independent means.
     3. Disclosure about Fund Manager and Funds. The Fund Manager has reviewed the current Registration Statement and agrees to promptly review future amendments to the Registration Statement provided to it by the Investment Adviser, including any supplements thereto, which relate to the Fund Manager or the Funds, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Fund Manager, including any performance information the Fund Manager provides that is included in or serves as the basis for information included in the Registration Statement, and is provided to the Fund Manager for review three business days in advance of its use, such Registration Statement contains as of the date hereof, and will contain as of the date of any Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Fund Manager further agrees to notify the Investment Adviser and the Trust promptly of any material fact about the Fund Manager, known to the Fund Manager respecting or relating to the Fund Manager, that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Fund Manager contained therein that becomes untrue in any material respect. With respect to the disclosure respecting each Fund, the Fund Manager represents and agrees that the description in the Trust’s prospectus contained in the following sections: “Funds At A Glance,” and “About The Funds” (collectively, “Fund Description”) as of the date of this Agreement and as of the date of any Registration Statement or supplement thereto, is consistent with the manner in which the Fund Manager intends to manage each Fund, and the description of “Risks and Risk Definitions” (“Risk Description”) is consistent with risks known to the Fund Manager that arise in connection with the manner in which the Fund Manager intends to manage the Fund. The Fund Manager further agrees to notify the Investment Adviser and the Trust promptly in the event that the Fund Manager becomes aware that the Fund Description for a Fund is inconsistent in any material respect with the manner in which the Fund Manager is managing the Fund, and in the event that the Risk Description is inconsistent in any material respect with the risks known to the Fund Manager that arise in connection with the manner in which the Fund Manager is managing the Funds. In addition, the Fund Manager agrees to comply with the Investment Adviser’s reasonable request for information regarding the personnel of the Fund Manager who are responsible for the day-to-day management of a Fund’s assets.
     4. Expenses. The Fund Manager shall bear all expenses incurred by it and its staff with respect to all activities in connection with the performance of the Fund Manager’s services under this Agreement, including but not limited to salaries, overhead, travel, preparation of Board materials, review of marketing materials relating to Fund Manager or other information provided by Fund Manager to the Investment Adviser and/or the Trust’s Distributor, and marketing support. Fund Manager agrees to pay to the Investment Adviser the cost of generating a prospectus supplement, which includes preparation, filing, printing, and distribution (including mailing) of the supplement, if the Fund Manager makes any changes that require immediate disclosure in the prospectus or any required regulatory documents by supplement, including changes to its structure or ownership, to investment personnel, to investment style or management, or otherwise (“Changes”), and at the time of notification to the Trust by the Fund Manager of such Changes, the Trust is not generating a supplement for other purposes or the Trust does not wish to add such Changes to a pending supplement. However, such Changes will not be unreasonably withheld from a pending supplement or in the event two or more fund managers each require a supplement simultaneously, the expense of each supplement will be shared pro rata with such other fund manager(s) based upon the number of pages required by each such fund manager. All other expenses not specifically assumed by the Fund Manager hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Fund of the Trust. The Trust, the Fund Manager and the Investment Adviser shall not be considered as partners or participants in a joint venture.
     5. Compensation. For the services provided and the expenses borne by the Fund Manager pursuant to this Agreement, the Investment Adviser will pay to the Fund Manager a fee in accordance with Exhibit A attached to this Agreement. This fee will be computed and accrued daily and payable monthly. The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.
     6. Seed Money. The Investment Adviser agrees that the Fund Manager shall not be responsible for providing money for the initial capitalization of any Funds.
     7. Compliance.
          (a) The Fund Manager agrees that it shall immediately notify the Investment Adviser and the Trust (i) in the event that the SEC, CFTC, or any banking or other regulatory body has censured the Fund Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; and (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.
          (b) The Investment Adviser agrees that it shall immediately notify the Fund Manager (i) in the event that the SEC has censured the Investment Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; or (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.
     8. Independent Contractor. The Fund Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise be deemed its agent. The Fund Manager understands that unless provided herein or authorized from time to time by the Trust, the Fund Manager shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust’s agent. This does not preclude the Fund Manager from including the Fund’s performance in its own Fund Manager performance, subject to the provisions of and approval required in Section 16.
     9. Books and Records. In compliance with the requirements of and to the extent required by Section 31(a) of the 1940 Act and the rules thereunder, the Fund Manager hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Investment Adviser’s request, although the Fund Manager may, at its own expense, make and retain a copy of such records.
     10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.
     11. Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Fund Manager, provided, however, that the Fund Manager shall not be liable for any losses to the Trust resulting from the Trust’s direction, or from the Trust’s disapproval of any action proposed to be taken by the Fund Manager.
     12. Services Not Exclusive. It is understood that the services of the Fund Manager and its employees are not exclusive, and nothing in this Agreement shall prevent the Fund Manager (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities.

     13. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Fund Manager, any affiliated person of the Fund Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Fund Manager, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Fund Manager’s duties, or by reason of reckless disregard of the Fund Manager’s obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust may have under federal or state securities laws.
     14. Indemnification.
          (a) The Fund Manager agrees to indemnify and hold harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act (“affiliated person”) of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Investment Adviser (collectively, “PL Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Fund Manager’s responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, negligence, or reckless disregard of, the Fund Manager’s obligations and/or duties under this Agreement by the Fund Manager or by any of its directors, officers or employees, or any affiliate acting on behalf of the Fund Manager (other than a PL Indemnified Person), or (ii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Funds, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Fund Manager or any affiliated person of the Fund Manager (other than a PL Indemnified Person) provided, however, that in no case is the Fund Manager’s indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.
          (b) The Investment Adviser agrees to indemnify and hold harmless the Fund Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Fund Manager and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Fund Manager (collectively, “Fund Manager Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Fund Manager Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser’s responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or negligence by the Investment Adviser, any of its directors, officers, or employees or any affiliate acting on behalf of the Investment Adviser (other than a Fund Manager Indemnified Person), or (ii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Funds, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reliance upon information furnished in writing to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Fund Manager or any affiliated person of the Fund Manager (other than a PL Indemnified Person) provided however, that in no case is the Investment Adviser’s indemnity in favor of the Fund Manager Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.
     15. Duration and Termination. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for two years and continue thereafter on an annual basis with respect to each Fund; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of each Fund, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Trust, the Investment Adviser, or the Fund Manager, cast in person at a meeting called for the purpose of voting on such approval.
     This Agreement may be terminated with respect to any Funds:
          (a) by the Trust at any time with respect to the services provided by the Fund Manager, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Funds, upon sixty (60) days’ prior written notice to the Fund Manager and the Investment Adviser;
          (b) by the Fund Manager at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Investment Adviser and the Trust.
          (c) by the Investment Adviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Fund Manager and the Trust.
     This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment. In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 2(n), 2(q), 2(t), 9, 10, 13, 14, 16, 17, 18 and 19 of this Agreement as well as any applicable provision of this Paragraph numbered 15 shall remain in effect.
     16. Use of Name.
          (a) It is understood that the name “Pacific Life Insurance Company”, “Pacific Life Fund Advisors LLC”, “Pacific Asset Management”, and “Pacific Life Funds” and any

abbreviated forms and derivatives thereof and any logos associated with those names are the valuable property of the Investment Adviser and its affiliates, and that the Fund Manager shall not use such names (or abbreviations, derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Trust and/or the Funds. Upon termination of this Agreement, the Fund Manager shall forthwith cease to use such name (or derivative or logo).
          (b) It is understood that the name “Highland Capital Management, L.P.” and any derivative thereof or any logo associated with that name is the valuable property of the Fund Manager and that the Trust and the Investment Adviser have the right to use such name (or derivative or logo), in the Trust’s prospectus, SAI and Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Fund Manager is a Fund Manager to the Trust and/or one of the Funds, provided, however, that the Trust may continue to use the name of the Fund Manager in its Registrations Statement and other documents to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation. Neither the Trust nor the Investment Adviser shall use the Fund Manager’s name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Trust, without prior review and approval by the Fund Manager, which may not be unreasonably withheld. Upon termination of this Agreement, the Trust and the Investment Adviser shall forthwith cease to use such names (and logo), except as provided for herein.
     17. Limitation of Liability. A copy of the Declaration of Trust for the Trust is on file with the Secretary of the State of Delaware. The Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement with respect to each Fund shall be binding upon the assets and property of each such Fund individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually, or upon the Trust generally or upon any other Funds of the Trust.
     18. Notices. All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

A.	if to the Fund Manager, to:

Highland Capital Management, L.P.
13455 Noel Road, Suite 800
Dallas, TX 75240
Facsimile transmission number: 972-628-4147
Attention: Joe Dougherty

B.	if to the Investment Adviser, to:

Pacific Life Fund Advisors LLC
700 Newport Center Drive
Newport Beach, CA 92660
Facsimile transmission number: (949) 219-6952
Attention: Robin S. Yonis

C.	if to the Trust, to:

Pacific Life Funds
c/o Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660
Facsimile transmission number: (949) 219-6952
Attention: Robin S. Yonis
     19. Miscellaneous.
          (a) This Agreement shall be governed by the laws of California, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.
          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
          (c) To the extent permitted under Section 15 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.
          (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.
          (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Assistant Secretary

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	Michel Colvin	By:	/s/ Michael Pusateri

Name: Michel Colvin		Name: Michael Pusateri
Title: Secretary		Title: COO

PACIFIC LIFE FUNDS

By:	/s/s Mary Ann Brown	By:	/s/ Audrey L. Milfs

Name: Mary Ann Brown		Name: Audrey L. Milfs
Title: President		Title: Secretary

Exhibit A
PACIFIC LIFE FUNDS
FEE SCHEDULE
Effective: July 1, 2008
Funds:                    PL Floating Rate Loan Fund
     The Investment Adviser will pay to the Fund Manager a monthly fee for its services for the above noted Fund based on annual percentage of the average daily net assets of the PL Floating Rate Loan Fund according to the following schedule:
0.50%
     The fees for services shall be prorated for any portion of a year in which the Agreement is not effective.